Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our report relating to the consolidated financial statements of Fifth Third Bancorp dated February 15, 2007, May 11, 2007, as to the effects of the restatement discussed in Note 29 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 29) and our report relating to management’s report on the effectiveness of internal control over financial reporting dated February 15, 2007, appearing in the Annual Report on Form 10-K/A of Fifth Third Bancorp for the year ended December 31, 2006:

Form S-8

No. 33-34075

No. 33-55223

No. 33-55553

No. 333-58249

No. 333-48049

No. 33-61149

No. 333-77293

No. 333-84955

No. 333-47428

No. 333-53434

No. 333-52188

No. 333-84911

No. 333-52182

No. 333-58618

No. 333-63518

No. 333-72910

No. 333-108996

No. 333-116535

No. 333-114001

No. 333-119280

No. 333-123493

Form S-3 No. 33-54134 No. 333-42379 No. 333-80919 No. 333-56450 No. 333-34798 No. 333-53826 No. 333-41164 No. 333-86360 No. 333-141560

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

May 11, 2007